UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 15, 2011

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2011, Thomas H. Stoner, Jr. announced his resignation as Chief Executive Officer of Evergreen Energy Inc. effective July 1, 2011.  Mr. Stoner will remain a member of the Board of Directors of the Company.  The Company’s Executive Chairman of the Board, Ilyas Khan, will serve as interim CEO.

In conjunction with Mr. Stoner’s resignation, the Company has entered into a severance agreement that provides for: (i) the payment of earned but unpaid salary, commissions, vacation pay, paid time off, expenses, and other amounts to which he is otherwise entitled in accordance with the Company’s established policies through June 30, 2011 and twelve months of health insurance through COBRA for Mr. Stoner and his family.  The agreement also provides for the following modification to Mr. Stoner’s previously awarded equity compensation: (i) the forfeiture of 41,667 stock options and 150,000 shares of restricted stock; (ii) the vesting and issuance of 238,889 shares of restricted stock upon Mr. Stoner’s resignation as a director; (iii) the extension and additional vesting of 69,445 shares of restricted stock upon theattainment of the share price condition, provided the share price condition to the vesting of such shares is achieved prior to Mr. Stoner’s resignation as a director.  The 260,000 options issued to Mr. Stoner in 2011 having exercise prices ranging from $.65 to $1.46 per share will remain outstanding in accordance with their terms.  The severance agreement provides for standard waivers and releases of claims, non-disclosure provisions, and indemnification.  Mr. Stoner may continue to provide consulting services to the Company on an as requested basis.

The press release announcing Mr. Stoner’s resignation is attached hereto as Exhibit 99.1.

ITEM 5.07.   Submission of Matters to a Vote of Security Holders.

On June 15, 2011, Evergreen Energy, Inc. (the “Company”) held its Annual Meeting in Denver, Colorado.  The following proposals were submitted to the stockholders at the Annual Meeting:

1.   Election of directors;

2

2.     Ratification of the selection of Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

3.     Such other business as may properly be brought before the meeting and any postponements, continuations, or adjournments thereof.

For more information about the foregoing proposals, see our proxy statement dated May 2, 2011.  Each holder of common stock is entitled to cast one vote per share of stock held on each matter that properly comes before the Annual Meeting.  The total number of shares of common stock entitled to vote at the Annual Meeting was 26,335,664, of which 14,362,174 shares or 54.54% were present in person or by proxy.

The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Proposal 1.

Nominee	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
Robert S. Kaplan	3,274,775	212,493	90,083	10,784,823
Ilyas T. Khan	3,462,015	25,253	90,083	10,784,823
Peter B. Moss, Jr.	3,468,882	18,386	90,083	10,784,823
Richard B. Perl	2,929,492	557,776	90,083	10,784,823
Thomas H. Stoner, Jr.	3,061,222	426,046	90,083	10,784,823
Chester N. Winter	3,444,411	42,857	90,083	10,784,823

Each of the nominated directors was elected by the shareholders.

Proposal 2.

Proposal	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
Hein & Associates LLP	14,115,690	160,164	86,320	0

Hein & Associates LLP was ratified as the Company’s independent registered accounting firm for the year ended December 31, 2011.

Item 7.01.  Regulation FD Disclosure.

On June 15, 2011 the Company issued a press release providing an update following the Company’s annual meeting.  A copy of this press release is attached hereto as Exhibit 99.2.

The information in Item 7.01 of this Current Report, including Exhibit 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

3

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated June 15, 2011.
99.2	Press Release dated June 15, 2011.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: June 15, 2011	By: /s/ Diana L. Kubik
Diana L. Kubik
Executive Vice President and Chief Financial Officer

5

EVERGREEN ENERGY INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated June 15, 2011.
99.2	Press Release dated June 15, 2011.

6